Exhibit 5.1

Client: 05532-00006

May 24, 2013

Insmed Incorporated

9 Deer Park Drive, Suite C

Monmouth Junction, NJ 08852

Re:               Insmed Incorporated

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Insmed Incorporated, a Virginia corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act, together or separately and in one or more series (if applicable) of:

(i)             shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”);

(ii)          the Company’s unsecured debt securities, which may be either senior debt securities (“Senior Debt Securities”) or subordinated debt securities (the “Subordinated Debt Securities” and, collectively with the Senior Debt Securities, the “Debt Securities”);

(iii)       shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”);

(iv)      depositary shares each representing a fraction of a share of a particular series of Preferred Stock (the “Depositary Shares”)

(v)         contracts for the purchase or sale of Common Stock, Preferred Stock or Depositary Shares (the “Stock Purchase Contracts”);

(vi)      warrants for the purchase of Common Stock, Preferred Stock, Depositary Shares or Debt Securities, or units of two or more of these types of securities (the “Warrants”); and

(vii)   units of the Company comprised of any combination of Common Stock, Preferred Stock, Depositary Shares, Stock Purchase Contracts, Debt Securities, debt securities of third parties, Warrants, or any combination thereof (the “Units”).

The Common Stock, Debt Securities, Preferred Stock, Depositary Shares, Stock Purchase Contracts, Warrants and Units are collectively referred to herein as the “Securities.”  The

Senior Debt Securities are to be issued under an indenture, to be entered into between the Company and a financial institution to be named at the time such indenture is executed (the “Trust Company”), as indenture trustee (the “Senior Base Indenture”).  The Subordinated Debt Securities are to be issued under an indenture to be entered into between the Company and the Trust Company, as indenture trustee (the “Subordinated Base Indenture” and together with the Senior Base Indenture, the “Base Indentures”).

In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, forms of the Base Indentures, forms of the Debt Securities and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render these opinions.  In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.  As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and others.

We have assumed without independent investigation that:

(i)             at the time any Securities are sold pursuant to the Registration Statement (the “Relevant Time”), the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws;

(ii)          at the Relevant Time, a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and all related documentation and will comply with all applicable laws;

(iii)       all Securities will be issued and sold in the manner stated in the Registration Statement and the applicable prospectus supplement;

(iv)      at the Relevant Time, all corporate or other action required to be taken by the Company to duly authorize each proposed issuance of Securities and any related documentation (including the execution (in the case of certificated Securities), delivery and performance of the Securities and any related documentation referred to in paragraphs 1 through 5 below) shall have been duly completed and shall remain in full force and effect;

(v)         in the case of Debt Securities, at the Relevant Time, the relevant trustee shall have been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), a Statement of Eligibility of the Trustee on Form T-1 shall have been properly filed with the

Commission and the relevant Base Indenture shall have been duly executed and delivered by the Company and all other parties thereto and duly qualified under the TIA; and

(vi)      at the Relevant Time, a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities offered or issued will have been duly authorized by all necessary corporate or other action of the Company and duly executed and delivered by the Company and the other parties thereto.

Based on the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1.                       With respect to any Debt Securities, when:

a.              the terms and conditions of such Debt Securities have been duly established by supplemental indenture or officers’ certificate in accordance with the terms and conditions of the relevant Base Indenture,

b.              any such supplemental indenture has been duly executed and delivered by the Company and the relevant trustee (together with the relevant Base Indenture, the “Indenture”), and

c.               such Debt Securities have been executed (in the case of certificated Debt Securities), delivered and authenticated in accordance with the terms of the applicable Indenture and issued and sold for the consideration set forth in the applicable definitive purchase, underwriting or similar agreement, such Debt Securities will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

2.                       With respect to Depositary Shares, when:

a.              a deposit agreement relating to such Depositary Shares (“Deposit Agreement”) has been duly executed and delivered by the Company and the depositary appointed by the Company,

b.              the terms of the Depositary Shares have been established in accordance with the Deposit Agreement, and

c.               the depositary receipts representing the Depositary Shares have been duly executed and countersigned (in the case of certificated Depositary Shares), registered and delivered in accordance with the related Deposit Agreement and the applicable definitive purchase, underwriting or similar agreement for the consideration provided therein,

the depositary receipts evidencing the Depositary Shares will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3.                       With respect to any Stock Purchase Contracts, when:

a.              the related purchase contract agreement (“Stock Purchase Contract Agreement”), if any, has been duly executed by the Company and each other party thereto,

b.              the terms of the Stock Purchase Contracts have been established in accordance with the Stock Purchase Contract Agreement, if any, or the applicable definitive purchase, underwriting or similar agreement,

c.               the terms of any collateral or security arrangements relating to such Stock Purchase Contracts have been established and the agreements thereto have been validly executed and delivered by each of the parties thereto and any collateral has been deposited with the collateral agent, if applicable, in accordance with such arrangements, and

d.              such Stock Purchase Contracts have been executed (in the case of certificated Stock Purchase Contracts) and delivered in accordance with the Stock Purchase Contract Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, such Stock Purchase Contracts will be legal, valid and binding obligations of the Company, enforceable in accordance with their terms.

4.                       With respect to any Warrants, when:

a.              the warrant agreement relating to such Warrants (the “Warrant Agreement”), if any, has been duly executed and delivered by the Company and each other party thereto,

b.              the terms of the Warrants have been established in accordance with the Warrant Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement, and

c.               the Warrants have been duly executed (in the case of certificated Warrants) and delivered in accordance with the Warrant Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, such Warrants will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.                       With respect to any Units, when:

a.              the unit agreement relating to the Units (the “Unit Agreement”), if any, has been duly executed and delivered by the Company and each other party thereto,

b.              the terms of the Units have been duly established in accordance with the Unit Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement, and

c.               the Units have been duly executed (in the case of certificated Units)  and delivered in accordance with the Unit Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, the Units will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions expressed above are subject to the following exceptions, qualifications, limitations and assumptions:

A.            We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York and the United States of America.  This opinion is limited to the effect of the current state of the laws of the State of New York and the United States of America and the facts as they currently exist.  We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

B.            The opinions above with respect to the Indenture, the Debt Securities, the depositary receipts representing the Depositary Shares, any Deposit Agreement, the Stock Purchase Contracts, any Stock Purchase Contract Agreement, the Warrants, any Warrant Agreement, the Units and any Unit Agreement (collectively, the “Documents”) are each subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors’ generally, including without limitation the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (ii) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

C.            We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws, (ii) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws or due to the negligence or willful misconduct of the indemnified party, (iii) any waiver of the right to jury trial and (iv) any provision to the effect that every right or remedy is cumulative and may be exercised in addition to any other right or that the election of some particular remedy does not preclude recourse to one or more others.

D.            To the extent relevant to our opinions in paragraphs 2, 3, 4 and 5 and not covered by our opinion in paragraph 1, we have assumed that any securities, currencies or commodities underlying, comprising or issuable upon exchange, conversion or exercise of Depositary Shares, Stock Purchase Contracts, Warrants or Units are validly issued, fully paid and non-assessable (in the case of an equity security) or a legal, valid and binding obligation of the issuer thereof, enforceable against such issuer in accordance with its terms.

You have informed us that you intend to issue Securities from time to time on a delayed or continuous basis, and we understand that prior to issuing any Securities pursuant to the Registration Statement (i) you will advise us in writing of the terms thereof, and (ii) you will afford us an opportunity to (x) review the operative documents pursuant to which such Securities are to be issued or sold (including the applicable offering documents), and (y) file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Validity of the Securities” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP